                                    EXHIBIT 1

                AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D

         The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(k)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

Dated: June 13, 2000

                                                MERIDIAN ASSOCIATES, L.P.

                                                BY:  MERIDIAN INVESTMENT, INC.,
                                                ITS GENERAL PARTNER

                                                 /s/ HAROLD S. HANDELSMAN
                                                ------------------------------
                                                By: Harold S. Handelsman
                                                Its: Vice President

                                                SDI, INC.

                                                 /s/ HAROLD S. HANDELSMAN
                                                ------------------------------
                                                By: Harold S. Handelsman
                                                Its: Vice President, Secretary
                                                         and Treasurer

                                                HSA PROPERTIES, INC.

                                                 /s/ HAROLD S. HANDELSMAN
                                                ------------------------------
                                                By: Harold S. Handelsman
                                                Its: Vice President